Exhibit 10.1

THIS SUBSCRIPTION AGREEMENT RELATES TO SECURITIES THAT ARE BEING OFFERED AND SOLD PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) IN AN “OFFSHORE TRANSACTION” TO PERSONS WHO ARE NOT “U.S. PERSONS” (EACH AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN OR WILL BE REGISTERED UNDER THE SECURITIES ACT, OR ANY APPLICABLE U.S. STATE OR FOREIGN SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN COMPLIANCE WITH APPLICABLE STATE AND FOREIGN SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

rEGULATION s SUBSCRIPTION AGREEMENT

To Guided Therapeutics, Inc., a corporation organized and incorporated under the laws of the State of Delaware (the “Company”):

The undersigned (“Purchaser”) irrevocably and unconditionally subscribes for 651,042 shares (the “Subscription Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”), for a per share consideration of $0.3072, and an aggregate consideration of $200,000 (the “Aggregate Consideration”), to be issued at the initial closing of the offering (the “Offering”) described in the term sheet attached as Exhibit A (the “Term Sheet”). The initial closing of the Offering (the “Closing”) will occur on a date selected by the Company, no later than four days after the Acceptance Date (as defined in Section 4).

In addition, as described in the Term Sheet, the Company shall issue Purchaser a warrant (the “Warrant”), in the form previously provided to Purchaser by the Company, to purchase 325,521 shares of Common Stock (the “Warrant Shares” and, with the Subscription Shares and the Warrant, the “Securities”) at an exercise price per share equal to $0.4608.

The Purchaser’s legal name and contact information is as follows:

Purchaser Name:	ITEM Medikal Teknolojileri LTD STI
Address:	Kizilirmak MAH Ufuk Univertesi
CAD No 8 D34
E-mail:	zyazici@item.com.tr
Phone:	+90 312 205 52 00
Fax:	+90 312 205 52 40

1.                  Purchaser represents, warrants, acknowledges and agrees as follows, as of the date of this Subscription Agreement and as of the Closing:

(a)                Purchaser is duly organized under the laws of its jurisdiction of organization, and has obtained all necessary approvals to authorize execution and performance of this Subscription Agreement. The execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby will not result in the violation of applicable law, Purchaser’s constituent documents, or any agreement to which Purchaser is a party or is bound. Purchaser has duly executed and delivered this Subscription Agreement and it constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser.

(b)               None of the Securities has been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any U.S. state securities or “blue sky” laws or the laws of any foreign jurisdiction, and the Company shall cause legends on each certificate or other document representing the Securities to the effect that such Securities have not been so registered and therefore are subject to restrictions on transfer. The Company is selling the Securities only in “offshore transactions” to persons other than “U.S. persons” and without any “directed selling efforts” in the United States (each as defined in Regulation S under the Securities Act (“Regulation S”)). Neither the Securities and Exchange Commission (the “SEC”) nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of any of the Securities, nor have they reviewed any documents in connection with this Offering. There is no government or other insurance covering any of the Securities.

(c)                Purchaser is acquiring the Securities for investment for Purchaser’s own account, not as a nominee or agent for any other person, and not with a view to the resale or distribution of any part thereof within the meaning of the Securities Act, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser has not and will not engage in any directed selling efforts in the United States, except that Purchaser may sell or otherwise dispose of any of the Securities pursuant to an effective registration statement or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Purchaser has not been formed for the specific purpose of acquiring the Securities. Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(d)               Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act.

(e)                Purchaser has had the opportunity to review this Subscription Agreement, the Term Sheet, the form of the Warrant, filings by the Company with the SEC (including the Company’s annual report on Form 10-K for the year ended December 31, 2013 and subsequent periodic reports), and all documents and information that Purchaser has reasonably requested concerning its investment and the Company. Purchaser has had the opportunity to ask questions of the Company’s management regarding the Company’s business, management and financial affairs, and the terms of the Offering, which questions were answered to Purchaser’s satisfaction.

(f)                The purchase of the Securities involves substantial risk. Purchaser can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Securities.

(g)               Purchaser has, independently and without reliance upon the Company or any other person, and based on such information as Purchaser has deemed appropriate, made its own investment analysis and decision to enter into this Subscription Agreement.

(h)               Purchaser has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and Purchaser is solely responsible (and the Company is not in any way responsible) for compliance with (i) any applicable laws of the jurisdiction of Purchaser’s residence, and (ii) applicable resale restrictions.

(i)                 Purchaser is knowledgeable of, or has been independently advised as to, the applicable securities laws of the jurisdiction of its residence and is permitted to acquire the Securities under such securities laws or exemptions thereto, or otherwise without violation of such securities laws; such securities laws do not and will not require the Company to make, in the jurisdiction of Purchaser’s residence, any filings or seek any approvals, or prepare and file a prospectus or similar document or report, of any kind whatsoever, or undertake any continuous disclosure obligation. Purchaser will, at the request of the Company, deliver to the Company a certificate or opinion of local counsel from the jurisdiction of the Purchaser’s residence that will confirm the matters referred to in the paragraph to the reasonable satisfaction of the Company.

(j)                 Purchaser waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which Purchaser might be entitled in connection with the distribution of the Securities (except for rights for compensation for damages expressly provided for in this Subscription Agreement).

(k)               Purchaser is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person. Purchaser was outside the United States when receiving and executing this Subscription Agreement.

(l)                 The Securities will be characterized as “restricted securities” under Rule 144 of the Securities Act. Purchaser shall make all subsequent offers and sales of the Securities (i) in accordance with Rule 903 or Rule 904 of Regulation S, (ii) pursuant to registration of the Securities under the Securities Act, or (iii) pursuant to an available exemption from the registration requirements under the Securities Act. The Company will refuse to register any transfer of any of the Securities not made in accordance with this paragraph.

(m)             Purchaser shall not engage in any hedging transaction, including, without limitation, any short sale, with regard to the Securities unless in compliance with the Securities Act.

(n)               If Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, then the Foreign Bank: (1) has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) maintains operating records related to its banking activities; (3) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(o)               Neither Purchaser nor, to its knowledge, any person or entity controlling, controlled by or under common control with Purchaser, nor any person having a beneficial interest in Purchaser, nor any person on whose behalf Purchaser is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure[1] or an immediate family member[2] or close associate[3] of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Subscriber”). Purchaser shall provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. Purchaser consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its affiliates and agents of such information about Purchaser as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. To the extent Purchaser is a financial institution subject to the USA Patriot Act, Purchaser has met all of its obligations under such act. If, following Purchaser’s investment in the Company, the Company reasonably believes that Purchaser is a Prohibited Subscriber or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require Purchaser to transfer the Securities. The Subscriber will have no claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

(p)               The Company must approve in advance in writing any public disclosure of the Offering.

(q)               The Company will rely on the representations, warranties, acknowledgements, and agreements made by Purchaser in this Section 1.

2.                  By accepting this Subscription Agreement and the subscription made hereunder, the Company agrees as follows:

(a)                Neither the Company nor anyone acting on its behalf shall offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) in a manner that would cause the offer and sale of the Subscription Shares and the Warrant to Purchaser to fail to be entitled to the exemption afforded by Regulation S under the Securities Act.

(b)               The Company shall use the proceeds from the issuance and sale of the Securities (and the exercise of the Warrant) for the purposes set forth in the Term Sheet.

(c)                The Company shall continue to reserve from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit exercise of the Warrant.

(d)               With a view to making available to Purchaser the benefits of certain rules and regulations of the SEC that may permit the sale of the Shares, the Warrant and the shares of Common Stock issuable upon exercise of the Warrant to the public without registration, the Company shall use its commercially reasonable efforts to:

(i)                 make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the Closing;

(ii)               file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(iii)             for no less than two years following the Closing, not terminate the Company’s status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations promulgated thereunder would permit such termination (except that the foregoing obligation will terminate in the event of an acquisition of the Company or substantially all of its assets); and

(iv)             so long as Purchaser owns any such securities, act cooperatively and expeditiously with Purchaser to remove or cause the removal of any restrictive legend on its Securities at the request of Purchaser at such time or after such time as such restrictions may legally be removed.

(e)                The Company shall indemnify and hold harmless Purchaser and its affiliates, officers, directors, partners, members and employees, as applicable (each, an “Indemnified Party”), from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in permitted settlements, court costs and reasonable attorneys’ fees of one counsel and reasonable costs of investigation that any such Indemnified Party actually suffers or incurs as a result of (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Subscription Agreement or the Company’s Certificate provided for in Section 3(a) below, or (ii) any action instituted against an Indemnified Party in any capacity, by any stockholder of the Company who is not an Indemnified Party or an affiliate of an Indemnified Party, with respect to any of the transactions contemplated by this Subscription Agreement. Notwithstanding the foregoing, the Company will not be liable to any Indemnified Party under this Subscription Agreement to the extent that a loss, claim, damage or liability is attributable to Purchaser’s breach of any of the representations, warranties, covenants or agreements made by Purchaser in this Subscription Agreement, and in no event will the Company be required to indemnify and hold harmless any Indemnified Parties for any losses pursuant to this Section 2(e) in a cumulative aggregate amount exceeding the Aggregate Consideration unless it is determined by a court of competent jurisdiction that such losses resulted from the fraud or bad faith of the Company.

(f)                The Company shall refuse to register any transfer of any of the Securities not made in accordance with paragraph 1(k).

(g)               If, any time after the Closing and on or before December 31, 2015 and provided that Purchaser continues to hold at least 50% of the Subscription Shares held at the Closing, the Company provides more favorable terms for the purchase of Common Stock (and warrants to purchase Common Stock), on the whole, to other investors in any subsequent offshore transactions constituting the Offering or any other private placement by the Company of equity securities (including, but not limited to, preferred equity securities) other than Excluded Securities (as defined below), then Purchaser will be eligible, subject to requirements of law, to participate in such transactions at the same terms as those offered to other investors in the Offering. “Excluded Securities” means securities issued (i) pursuant to an equity incentive plan of the Company, (ii) upon conversion or exercise of securities of the Company issued prior to the Closing Date, (iii) in connection with a merger, acquisition, consolidation or purchase of substantially all of the securities or assets of another entity, (iv) in connection with a strategic license agreement or other partnering arrangement not for the primary purpose of raising capital.

3.                  Purchaser’s obligations under this Subscription Agreement are subject to the following conditions:

(a)                The Company shall have delivered to Purchaser a duly executed certificate, in substantially the form set forth as Exhibit B (the “Company’s Certificate”), and the representations and warranties set forth on the Company’s Certificate will be true and correct as of the Closing.

(b)               The Company shall have delivered to Purchaser a duly executed Registration Rights Agreement, in substantially the form set forth as Exhibit C (the “Registration Rights Agreement”).

(c)                The Company shall have performed or complied with in all material respects all covenants contained in this Subscription Agreement to be performed by the Company on or prior to the Closing.

(d)               Against payment therefor by Purchaser and Purchaser’s compliance with each of its obligations under this Subscription Agreement, and delivery to the Company of a duly executed Registration Rights Agreement, the Company shall have delivered the Shares and the Warrant.

4.                  Purchaser’s obligations under this Subscription Agreement to acquire the Subscription Shares and the Warrant will expire on September 30, 2014, unless this Subscription Agreement is accepted by the Company prior to that time. The date on which the Company accepts this Subscription Agreement, and the subscription made hereunder, as evidenced by the Company’s signature below, is referred to as the “Acceptance Date.”

5.                  Purchaser understands and acknowledges that the subscription provided for herein is contingent upon the Company’s acceptance of this Subscription Agreement and the Closing in all material respects in accordance with the Term Sheet. Each party shall use its best efforts to do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Subscription Agreement and the consummation of the transactions contemplated hereby.

6.                  This Subscription Agreement is governed by, and is to be construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

7.                  This Subscription Agreement is binding upon the parties and their permitted successors and assigns and may be amended or terminated only by a writing signed by the parties.

8.                  Subject to the applicable statute of limitations, the representations, warranties and covenants contained in this Subscription Agreement and in the Company’s Certificate will survive the Closing and the delivery of the Securities.

9.                  Neither party may assign any of its rights or delegate any of its obligations under this Subscription Agreement without the prior written consent of the other party and any such purported assignment will be null and void. Nothing in this Subscription Agreement will be construed to give any third party any legal or equitable right, remedy or claim under or with respect to this Subscription Agreement, except such rights as will inure to a permitted assignee pursuant to this Section 9.

10.              This Subscription Agreement may be signed in any number of counterparts, all of which will be considered to be one and the same agreement.

[signature page follows]

Executed this 29 day of August, 2014.

Yours very truly,

ITEM MEDIKAL TEKNOLOJILERI LTD STI

By: /s/ Muzaffer Yazici

Name: Muzaffer Yazici

Title: Managing Director

ACCEPTED:

GUIDED THERAPEUTICS, INC.

By:  /s/ Gene S. Cartwright

Name: Gene S. Cartwright

Title: Chief Executive Officer

DATE: September 2, 2014

[1] A “senior non-U.S. political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[2] “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[3] A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.